Exhibit 99.5

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Subject to FRE 408

Confidential

For Discussion Purposes Only

THIS RESTRUCTURING TERM SHEET IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF ANY CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE OR ANY OTHER PLAN OF REORGANIZATION OR SIMILAR PROCESS UNDER ANY OTHER APPLICABLE LAW. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS, PROVISIONS OF THE BANKRUPTCY CODE AND/OR OTHER APPLICABLE LAWS. THIS RESTRUCTURING TERM SHEET IS NOT BINDING AND IS SUBJECT TO FURTHER APPROVAL BY ALL PARTIES. IN ADDITION, NO PARTY SHALL BE BOUND WITH RESPECT TO ANY TRANSACTION UNTIL THE EXECUTION AND DELIVERY OF DEFINITIVE DOCUMENTATION AFTER OBTAINING ALL NECESSARY INTERNAL APPROVALS. THIS RESTRUCTURING TERM SHEET IS FOR SETTLEMENT DISCUSSION PURPOSES ONLY, IS SUBJECT TO RULE 408 OF THE FEDERAL RULES OF EVIDENCE, AND CANNOT BE DISCLOSED TO ANY OTHER PERSON OR ENTITY WITHOUT THE CONSENT OF CENVEO, INC. AND BRIGADE CAPITAL MANAGEMENT, LP.

CENVEO, INC., et al.

Restructuring Term Sheet1

Overview

Introduction	This term sheet (this “Restructuring Term Sheet”) contemplates a comprehensive restructuring of the Debtors (the “Restructuring”). The Restructuring contemplates, among other things, that the Debtors shall commence voluntary chapter 11 cases in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) for the purposes of implementing the Plan. To effectuate the Restructuring, the Debtors and Brigade Capital Management, LP (together with its affiliates and managed funds, collectively, “Brigade”) intend to enter into the Restructuring Support Agreement, to which this Term Sheet shall be attached as Exhibit A.

DIP Facilities	In connection with the Restructuring, the Debtors shall obtain (1) a $[190 million] senior secured debtor-in-possession, asset based loan facility to be provided by certain lenders under the Prepetition ABL Facility (the “DIP ABL Facility”) and (2) a $[100] million senior secured debtor-in-

[1]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in Schedule 1 attached hereto or the Restructuring Support Agreement to which this Restructuring Term sheet is attached (the “Restructuring Support Agreement”), as applicable.

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possession, multiple-draw term loan facility to be backstopped by Brigade (the “DIP Term Facility”, and together with the DIP ABL Facility, the “DIP Facilities”). The terms of the DIP Facilities are set forth in the credit agreement and related documents attached to the Restructuring Support Agreement.

Treatment of Unclassified Claims

Administrative, Priority Tax, and Other Priority Claims	Each holder of an allowed administrative, priority tax, or other priority claim shall be paid in full in cash on the effective date of the Plan (the “Effective Date”), or in the ordinary course of business as and when due, or otherwise receive treatment consistent with the provisions of section 1129(a) of the Bankruptcy Code.

DIP Facility Claims	On the Effective Date, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for all claims on account of, arising under or in connection with the DIP Facilities, all amounts outstanding under the DIP Facilities as of the Effective Date shall be (a) paid in full in cash or (b) receive such other treatment that is acceptable to the holders of such Claims.

Treatment of Classified Claims and Interests

Prepetition ABL Facility Claims

Treatment. To the extent that the Prepetition ABL Facility Claims are not satisfied in full in cash during the Chapter 11 Cases or otherwise in a manner acceptable to the holders of the Prepetition ABL Facility Claims during the pendency of the Chapter 11 Cases, on the Effective Date, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Prepetition ABL Facility Claim, each holder of any such Claim will receive payment in full in cash.[2]

Voting Status. Unimpaired; non-voting.

FILO Notes Claims	Treatment. To the extent that the FILO Notes Claims are not satisfied in full in cash or otherwise in a manner acceptable to the holders of the FILO Notes Claims during the pendency of the Chapter 11 Cases, on the Effective Date, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each FILO Notes Claim,

[2]	Note: Parties to discuss providing holders of Prepetition ABL Facility Claims with new commitments under the Exit ABL Facility in lieu of cash.

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each holder of any such Claim will receive at the Debtors’ option its pro rata share of either payment in full in cash or the New FILO Notes.[3]

Voting Status. Impaired; entitled to vote to accept or reject the Plan.[4]

Other Secured Claims

Treatment. On or after the Effective Date, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each allowed Other Secured Claim, at the option of the Debtors or the Reorganized Debtors, as applicable, each holder of any such Claim (i) shall receive payment in cash in an amount equal to such Claim, (ii) shall receive the collateral underlying such Claim, (iii) shall have such Claim reinstated, or (iv) shall receive such other treatment so as to render such Claim unimpaired pursuant to section 1124 of the Bankruptcy Code.

Voting. Unimpaired; not entitled to vote to accept or reject the Plan.

First Lien Notes Claims

Treatment. On the Effective Date, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each First Lien Notes Claim, each holder of any such Claim will receive its pro rata share of:

•  [New First Lien [Term Loans] in an amount the greater of: (a) $100 million; and (b) the sum of (i) $400 million, less (ii) the aggregate amount of the Debtors’ capital leases as of the Effective Date, less (iii) the aggregate amount of claims under the DIP ABL Facility as of the Effective Date, less (iv) the aggregate amount of FILO Notes Claims as of the Effective Date (solely to the extent the Debtors have not satisfied the FILO Notes Claims pursuant to the DIP Facilities or the Plan), less (v) the aggregate amount of claims under the DIP Term Facility to be paid in cash on the Effective Date, less (vi) the aggregate amount of all administrative, priority tax, and other priority claims and all other costs associated with the Debtors’ emergence from chapter 11, less (vi) the amount of incremental cash funding for the Reorganized Debtors to obtain minimum liquidity (including unrestricted cash and availability under

[3]	Note: The Debtors’ ability to reinstate the FILO Notes through the DIP Facility, as well as to provide a new note pursuant to section 1129(b) of the Bankruptcy Code, remains subject to further review.
[4]	Note: Non-voting to the extent that FILO Notes receive payment in full in cash or are reinstated.

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the Exit ABL Facility, in each case, as of the Effective Date) of $65 million as of the Effective Date;5][6] and

•  [100]% of the Reorganized Cenveo Common Equity.

Voting Status. Impaired; entitled to vote to accept or reject the Plan.

Second Lien Notes Claims

Treatment. On the Effective Date, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Second Lien Notes Claim, each holder of any such Claim will receive its pro rata share of:

•  the New Warrants; and

•  $24 million in aggregate principal amount of New Unsecured Notes.

Voting Status. Impaired; entitled to vote to accept or reject the Plan.

Unsecured Notes Claims

Treatment. On the Effective Date, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Unsecured Notes Claim, each holder of any such Claim will receive its pro rata share of cash equal to [2.5]% of the par value of such Claim.

Voting Status. Impaired; entitled to vote to accept or reject the Plan.

General Unsecured Claims[7]

Treatment. On the Effective Date, except to the extent that a holder agrees to less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each General Unsecured Claim, each holder of any such Claim will receive cash in an amount equal to [2.5]% of the allowed amount of such Claim, subject to an aggregate cap of $[●] on distributions to holders of General Unsecured Claims.

Voting Status. Impaired; entitled to vote to accept or reject the Plan.

Section 510(b) Claims	Treatment. Holders of any claim subject to subordination under section 510(b) of the Bankruptcy Code (collectively, the “Section 510(b) Claims”) shall receive no recovery or distribution under the Plan.

[5]	For the avoidance of doubt, if the amount of New First Lien Term Loans is issued under clause (a) above, the Debtor’s post-emergence total funded debt balance (including capital leases) may exceed $400 million.
[6]	NTD: Subject to due diligence and discussion.
[7]	NTD: Discuss convenience class.

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Voting Status. Impaired; deemed to reject the Plan.

Intercompany Claims

Treatment. Each Claim held by a Debtor against another Debtor shall, at the Debtors’ discretion, either be (a) reinstated as of the Effective Date or (b) cancelled, in which case, no distribution shall be made on account of such Claim.

Voting Status. Deemed to reject the Plan or presumed to accept the Plan; not entitled to vote to accept or reject the Plan.

Intercompany Interests

Treatment. Each Intercompany Interest shall either be (a) reinstated as of the Effective Date or (b) cancelled, in which case no distribution shall be made on account of such Intercompany Interest, in each case as determined by the Debtors.

Voting Status. Deemed to reject the Plan or presumed to accept the Plan; not entitled to vote to accept or reject the Plan.

Existing Equity Interests in Cenveo

Treatment. All Existing Equity Interests in Cenveo, whether represented by stock, preferred share purchase rights, warrants, options, or otherwise, will be cancelled, released, and extinguished and the holders of such Existing Equity Interests will receive no distribution under the Plan on account thereof.

Voting Status. Impaired; deemed to reject the Plan.

Discharge, Releases, Exculpation, and Injunction Provisions

Releases and Related Provisions	The Plan will include discharge, release, exculpation and injunction provisions substantially similar to the provisions set forth on Exhibit 3 attached hereto.

Other Key Terms

Restructuring Documents

All Restructuring Documents shall be consistent with the Restructuring Support Agreement and this Restructuring Term Sheet.

The Plan Supplement shall also contain a “Description of Restructuring Transactions” which shall include a description of the transaction steps to be implemented to effectuate the Restructuring, including any changes to the corporate and/or capital structure of the Reorganized Debtors (to the extent known) to be made on the Effective Date. For the avoidance of doubt, changes to the corporate and/or capital structure may include, but are not limited to, (i) the conversion of one or more of the Debtors into corporations, limited liability companies or partnerships, (ii) the creation

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of one or more newly formed Entities and/or holding companies with respect to the Reorganized Debtors, (iii) the issuance of intercompany liabilities and/or intercompany equity, and (iv) any “election” that may be made for United States federal income tax purposes.

Critical Vendors	The Debtors will treat certain holders of General Unsecured Claims as “critical vendors” pursuant to first-day orders, subject to the terms of the DIP Facilities.

New Warrants	On the Effective Date, Reorganized Cenveo will issue warrants (the “New Warrants”), in two tranches, entitling the holders of Second Lien Notes Claims to purchase their pro rata share of (i) [10]% of the fully diluted Reorganized Cenveo Common Equity for an aggregate exercise price (to be allocated across this tranche of the New Warrants on a pro rata basis on the shares of any Reorganized Cenveo Common Equity underlying each New Warrant) at which the total consideration (including New First Lien [Term Loans] and Reorganized Cenveo Common Equity) distributed to the holders of First Lien Notes Claims pursuant to the Plan have a value equal to 90% of the par amount of the First Lien Notes and (ii) [15]% of the fully diluted Reorganized Cenveo Common Equity for an aggregate exercise price (to be allocated across this tranche of the New Warrants on a pro rata basis on the shares of any Reorganized Cenveo Common Equity underlying each New Warrant) at which the total consideration (including New First Lien [Term Loans] and Reorganized Cenveo Common Equity) distributed to the holders of First Lien Notes Claims pursuant to the Plan have a value equal to the par amount of the First Lien Notes, plus accrued and unpaid interest on the First Lien Notes. The New Warrants shall be issued on the Effective Date and shall expire, if unexercised, on the 5th anniversary thereof. The terms of the New Warrants will be set forth in the Plan Supplement.

Exit ABL Facility	On the Effective Date, the Reorganized Debtors shall enter into the Exit ABL Facility in an aggregate commitment amount of $[190] million.

Board of Directors and Corporate Governance	The initial board of directors of Reorganized Cenveo will consist of the following individuals: • Robert G. Burton, Sr.; • Robert G. Burton, Jr.; and

• five directors identified by Brigade, two of whom will be independent directors.[8]

New Management Agreements	[The Debtors’ current management team will enter into new employment agreements, which agreements shall be consistent in all material respects to the management team’s current employment agreements. Any new employment agreements will be set forth in the Plan Supplement.][9]

Management Incentive Plan	[In addition to any key employee incentive plan implemented during the Chapter 11 Cases, as of the Effective Date, Reorganized Cenveo will enter into a management equity incentive plan that provides for the issuance of 9% of the Reorganized Cenveo Common Equity and warrants for 3.5% of the Reorganized Cenveo Common Equity (collectively, the “MIP Equity”) and such other terms that are consistent with the term sheet attached hereto as Exhibit 4.][10]

Cancellation of Notes, Instruments, Certificates and Other Documents	On the Effective Date, except to the extent otherwise provided under the Restructuring Documents, all notes, instruments, certificates, and other documents evidencing Claims against or Equity Interests in the Debtors shall be canceled and the obligations of the Debtors related thereto shall be discharged.

Professional Fee Escrow

The Plan shall require the establishment of a professional fee escrow account (the “Professional Fee Escrow”) to be funded with cash in the amount equal to the Professional Fee Reserve Amount (as defined herein). It shall be a condition precedent to the substantial consummation of the Plan that the Debtors shall have funded the Professional Fee Escrow in full in cash in an amount equal to the Professional Fee Reserve Amount.

The Professional Fee Escrow shall be maintained in trust solely for the benefit of professionals retained by the Debtors or any official committee appointed by the Bankruptcy Court (each a “Professional,” and collectively, the “Professionals”). The Professional Fee Escrow shall not be considered property of the Debtors or their estates, and no liens, claims, or interests shall encumber the Professional Fee Escrow, or funds held in the Professional Fee Escrow, in any way.

The “Professional Fee Reserve Amount” shall consist of the total amount of unpaid compensation and unreimbursed expenses incurred by Professionals retained by the Debtors or the Committee through and including the confirmation date, in each case as determined in good faith by the applicable Professional.

[8]	Note: Discuss standard for independent, i.e., NYSE standard or other threshold.
[9]	NTD: Subject to due diligence and discussion.
[10]	NTD: Subject to due diligence and discussion.

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Tax Structure	To the extent practicable, the Restructuring and the consideration received in the Restructuring shall be structured in a manner that (i) minimizes any current taxes payable as a result of the consummation of the Restructuring, and (ii) optimizes the tax efficiency (including, but not limited to, by way of the preservation or enhancement of favorable tax attributes) of the Restructuring to the Debtors, the Reorganized Debtors and the holders of equity or debt in the Reorganized Debtors going forward, in each case as determined by Brigade.

Executory Contracts, Unexpired Leases	Executory contracts and unexpired leases shall be assumed or rejected (as the case may be) as set forth in the Plan Supplement, as determined by the Debtors.

Existing Capital Leases	To be set forth in the Plan Supplement, as determined by the Debtors.

Single-Employer Pension Plans	To be addressed in a manner set forth in the Plan Supplement.

Multi-Employer Pension Plan	To be addressed in a manner set forth in the Plan Supplement

Collective Bargaining Agreements	Pursuant to the Plan, the Debtors will assume their obligations under all collective bargaining agreements to the extent that rejection or modification of any such collective bargaining agreements would otherwise require approval by the Bankruptcy Court pursuant to section 1113 of the Bankruptcy Code. Such matters shall be set forth in the Plan and Plan Supplement.

Supplemental Executive Retirement Plans	Pursuant to the Plan, the Debtors will reject any supplemental executive retirement plan (“SERP”) solely to the extent permitted by section 363(b) and/or section 365(a) of the Bankruptcy Code. For the avoidance of any doubt, the Debtors shall have no obligation to reject or otherwise terminate any SERP to the extent that such relief requires approval pursuant to section 1113 or section 1114 of the Bankruptcy Code. Such matters shall be set forth in the Plan and Plan Supplement.

Other Post-Employment Obligations	Pursuant to the Plan, the Debtors will assume their other post-employment benefit obligations to the extent that rejection or modification of any such obligations would otherwise require approval by the Bankruptcy Court pursuant to section 1113 of the Bankruptcy Code or section 1114 of the Bankruptcy Code. Such matters shall be set forth in the Plan and Plan Supplement.

Indemnification Obligations	[The Debtors’ indemnification obligations in place as of the Effective Date, whether in the bylaws, certificates of incorporation or formation, limited liability company agreements, other organizational or formation documents, board resolutions, management or indemnification agreements, employment contracts, or otherwise, for the current and former director, managers, and officers, of any of the Debtors shall be assumed pursuant to the Plan.][11]

Avoidance Actions	[Any and all actual or potential claims and causes of action to avoid a transfer of property or an obligation incurred by the Debtors arising under chapter 5 of the Bankruptcy Code, including sections 544, 545, 547, 548, 549, 550, 551, and 553(b) of the Bankruptcy Code (collectively, the “Avoidance Actions”) shall be released pursuant to the Plan, except for Avoidance Actions brought as counterclaims, offsets, or defenses to claims asserted against the Debtors or in the exercise of the rights of any Debtor under section 502(d) of the Bankruptcy Code.][12]

Conditions Precedent to the Effective Date	The occurrence of the Effective Date shall be subject to entry of an order confirming the Plan and the creation and funding of the Professional Fee Reserve Amount.

[11]	NTD: Subject to due diligence and discussion.
[12]	NTD: Subject to due diligence and discussion.

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Schedule 1

Committee	The official committee of unsecured creditors, if any, appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

Entity	As defined in section 101(15) of the Bankruptcy Code.

Exculpated Parties	Collectively, and in each case in its respective capacity as such: (a) the Debtors; (b) Brigade; (c) the Committee; (d) the members of the Committee; and (e) with respect to each of the foregoing, such Entity and its current and former Affiliates, and such Entity’s and its current and former Affiliates’ current and former equity holders, subsidiaries, officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their respective capacity as such.

Existing Equity Interests	All Equity Interests in existence on or as of the Petition Date.

Exit ABL Facility	The $[190] million secured asset-based loan facility to be entered into in connection with consummation of the Plan.

FILO Notes	The 4.00% Senior Secured Notes due 2021.

FILO Notes Claim	Any Claim for unpaid principal, interest, fees, costs and other amounts on account of, arising under or in connection with, the FILO Notes.

First Lien Notes	The 6.00% Senior Priority Secured Notes due 2019.

First Lien Notes Claim	Any Claim for unpaid principal, interest, fees, costs and other amounts on account of, arising under or in connection with, the First Lien Notes or the First Lien Notes Documents.

General Unsecured Claim	Any Claim against a Debtor (including, for the avoidance of doubt, any Prepetition Withdrawal Claims) other than: (a) any First Lien Notes Claims; (b) any Second Lien Notes Claim; (c) [any Unsecured Notes Claim]; (d) any DIP Facility Claim; (e) any Intercompany Claim, (f) any Section 510(b) Claim or (g) any Claim entitled to administrative expense or priority treatment pursuant to the Bankruptcy Code.

Intercompany Interest	Other than an Existing Equity Interest in Cenveo, an Existing Equity Interest in one Debtor held by another Debtor.

New Board	The Board of Directors of Reorganized Cenveo.

New First Lien Term Loans	New first lien secured term loans to be entered into by the Reorganized Debtors on the Effective Date, which term loans shall be consistent with the term sheet attached hereto as Exhibit 1.

New First Lien Term Loan Agreement	The definitive agreement governing the New First Lien Term Loans.

New Unsecured Notes	New unsecured notes to be issued by the Reorganized Debtors on the Effective Date, which shall include terms and conditions consistent with the term sheet attached hereto as Exhibit 2.

Other Secured Claim	Any Claim secured by a lien or other security interest, other than an administrative expense Claim (to the extent such Claim is secured), a DIP Facility Claim, a priority Claim (to the extent such Claim is secured), a FILO Notes Claim, a Prepetition ABL Facility Claim, a First Lien Notes Claim or a Second Lien Notes Claim.

Plan	The chapter 11 plan of reorganization proposed by the Debtors in the Chapter 11 Cases, as it may be amended or supplemented from time to time, including all exhibits, schedules, supplements, appendices, annexes and attachments thereto, which plan of reorganization shall be consistent in all respects with this Restructuring Term Sheet.

Prepetition ABL Facility	The credit facility pursuant to the Credit Agreement between Cenveo Corporation and the lender parties thereto, dated as of April 16, 2013.

Prepetition ABL Facility Claim	Any Claim under or with respect to the Prepetition ABL Facility.

Prepetition Withdrawal Claim	Any obligations of, or Claims against, the Debtors arising under or in connection with the Withdrawn Pension Plans.

Released Parties	[Collectively, each of the following in their respective capacity as such: (a) Brigade; (b) the agents and lenders under the DIP Facilities, and the agents and lenders under the Exit ABL Facility and New First Lien Term Loans; (c) the First Lien Notes Trustee; (d) the Committee, if one is appointed; (e) the members of the Committee, if one is appointed; and (f) with respect to the Debtors, the Reorganized Debtors, and each of the foregoing Entities in clauses (a) through (e), such Entity and its current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, and assigns, subsidiaries, and each of their respective current and former equity holders, officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their respective capacity as such.][1]

Releasing Parties	[Collectively, each of the following in their respective capacity as such: (a) all Holders of Claims who vote to accept the Plan or are deemed to accept the Plan; (b) Brigade; (c) the agents and lenders under the DIP Facilities; (d) the First Lien Notes Trustee; (e) the Committee, if one is appointed; (f) the members of the Committee, if one is appointed; (g) all other holders of Claims who do not timely submit a duly completed opt-out form in accordance with the order approving the Disclosure Statement; and (h) with respect to each of the Debtors, the Reorganized Debtors, and each of the foregoing Entities in clauses (a) through (g), such Entity and its current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, and officers, to the extent such director, manager, or officer provides express consent, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, and assigns, subsidiaries, and each of their respective current and former equity holders, officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their respective capacity as such.][2]

[1]	NTD: Subject to due diligence and discussion.
[2]	NTD: Subject to due diligence and discussion.

Reorganized Cenveo	After giving effect to the Plan and the Restructuring, the ultimate parent entity of the Reorganized Debtors, which may include Cenveo, as reorganized pursuant to and under the Plan, or any other Entity formed on or before the Effective Date that holds, directly or indirectly, the Equity Interests in Cenveo and/or its subsidiaries (each as reorganized pursuant to and under the Plan). Reorganized Cenveo shall be either a [Delaware] corporation or limited liability company managed by a board of directors or other governing or managing entity, in each case, as set forth in the Plan Supplement.

Reorganized Cenveo Equity Interests	After giving effect to the Plan and the Restructuring, the Equity Interests (which may be in the form of common stock, limited liability interests or other ownership interests, in each case, as shall be set forth in the Plan Supplement) to be issued by Reorganized Cenveo.

Reorganized Debtors	After giving effect to the Plan and the Restructuring, Cenveo and each of the other Debtors, as reorganized pursuant to and under the Plan.

Second Lien Notes	The 8.50% Junior Priority Secured Notes due 2022.

Second Lien Notes Claim	Any Claim for unpaid principal, interest, fees, costs and other amounts on account of, arising under or in connection with, the Second Lien Notes.

Solicitation Materials	The solicitation materials and documents included in the solicitation packages that will be sent to, among others, Holders of Claims and Interest entitled to vote to accept or reject the Plan, in compliance with Bankruptcy Rules 3017(d) and 2002(b).

Unsecured Notes	The 6.00% Senior Notes due 2024.

Unsecured Notes Claim	Any Claim for unpaid principal, interest, fees, costs and other amounts on account of, arising under or in connection with, the Unsecured Notes.

Withdrawn Pension Plans	Each of the following multi-employer pension plans: • Oregon Printing Industry Pension Plan • GCC/IBT National Pension Fund • Graphic Arts Industry Joint Pension Fund • CWA/ITU Negotiated Pension Fund

Exhibit 1

New First Lien [Term Loans]1

Term Sheet

Term	Summary of Material Terms

Principal	As provided in the section providing for the treatment of the First Lien Notes Claims.

Economics	[Rate equal to LIBOR plus [6.0]% per annum or such other amount required under section 1129(b) of the Bankruptcy Code, as determined by the Bankruptcy Court, payable in cash semi-annually beginning six months after the Effective Date; [ ]% fee as of the Effective Date.]

Maturity	5 years from the Effective Date.

Guaranty	Consistent with the First Lien Notes.

Security	Consistent with the First Lien Notes.

Call Protection	None.

Governing Law	New York.

Covenants	[Consistent with the First Lien Notes; no financial covenants.]

Other Terms	To be mutually agreed.

[1]	NTD: Subject to discussion.

Exhibit 2

New Unsecured Notes

Term Sheet

Term	Summary of Material Terms

Principal	$[24] million.

Economics	[7%] per annum, payable in cash semi-annually beginning six months after the Effective Date.

Maturity	2 years from the Effective Date.

Amortization	[$12 million in principal amount will be paid on the first anniversary of the Effective Date.]

Guaranty	Each of the domestic Reorganized Debtors.

Governing Law	New York.

Covenants	No financial covenants

Other Terms	To be mutually agreed.

Exhibit 3

Discharge, Release, Injunction, and Exculpation Provisions

Discharge of Claims and Termination of Equity Interests	Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Equity Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Equity Interests from and after the Petition Date, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and Equity Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Equity Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Equity Interests relate to services performed by employees of the Debtors prior to the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a proof of claim based upon such debt or right is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right, or Interest is allowed pursuant to section 502 of the Bankruptcy Code; or (3) the holder of such a Claim or Interest has accepted the Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Equity Interests subject to the occurrence of the Effective Date.

Releases by the Debtors	[As of the Effective Date, except for the rights that remain in effect from and after the Effective Date to enforce the Plan and the Restructuring Documents, for good and valuable consideration, the adequacy of which is hereby confirmed, and except as otherwise provided in the Plan or in the confirmation order for the Plan, the Released Parties will be deemed forever released and discharged, to the maximum extent permitted by law, by the Debtors, or the Reorganized Debtors, and the estates from any and all Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, remedies, losses, and liabilities whatsoever, including any derivative claims, asserted or assertable on behalf of the Debtors, or the Reorganized Debtors (as the case may be), or their estates, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that the Debtors, or the Reorganized Debtors (as the case may be), or their estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other person, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors or the Reorganized Debtors (as the case may be), the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any of the Debtors and any Released Party, the Restructuring, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, the Disclosure Statement, the Restructuring Support Agreement, and the Plan and related agreements, instruments, and other documents (including the Restructuring Documents), and the negotiation, formulation, or preparation thereof, the solicitation of votes with respect to the Plan, or any other act or omission.][1]

Third-Party Releases	[As of the Effective Date, except for the rights that remain in effect from and after the Effective Date to enforce the Plan and the Restructuring Documents, for good and valuable consideration, the adequacy of which is hereby confirmed, and except as otherwise provided in the Plan or in the confirmation order for the Plan, the Released Parties will be deemed forever released and discharged, to the maximum extent permitted by law, by the Releasing Parties, in each case from any and all Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, remedies, losses, and liabilities whatsoever, including any derivative claims asserted or assertable on behalf of the Debtors, or the Reorganized Debtors (as the case may be), or their estates, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that such holders or their affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other person, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, or the Reorganized Debtors (as the case may be), or their estates, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any

[1]	NTD: Subject to due diligence.

security of the Debtors or the or the Reorganized Debtors (as the case may be), the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any of the Debtors and any Released Party, the Restructuring, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, the Disclosure Statement, the Restructuring Support Agreement, and the Plan and related agreements, instruments, and other documents (including the Restructuring Documents), and the negotiation, formulation, or preparation thereof, the solicitation of votes with respect to the Plan, or any other act or omission, other than Claims or causes of action arising out of or related to any act or omission of a Released Party.][2]

Exculpation	Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is released and exculpated from any Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Restructuring Support Agreement and related prepetition transactions, the Disclosure Statement, the Plan, the Plan Settlement, or any Restructuring, contract, instrument, release or other agreement or document created or entered into in connection with the Disclosure Statement or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement. The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

Injunction	Except as otherwise expressly provided in the Plan or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities that have held, hold, or may hold Claims or Equity Interests that have been released pursuant to the Plan, shall be discharged pursuant to the Plan, or are subject to exculpation pursuant to the Plan, are permanently enjoined, from and after the Effective Date, from taking any of the following

[2]	NTD: Subject to due diligence.

actions against, as applicable, the Debtors, Reorganized Cenveo, or the Released Parties: (i) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Equity Interests; (ii) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Equity Interests; (iii) creating, perfecting, or enforcing any lien or encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such Claims or Equity Interests; (iv) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Equity Interests unless such Entity has timely asserted such setoff right in a document filed with the Bankruptcy Court explicitly preserving such setoff, and notwithstanding an indication of a claim or interest or otherwise that such Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (v) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Equity Interests released or settled pursuant to the Plan.

Exhibit 4

MIP Equity Term Sheet

(To Be Attached)